UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02    Results of Operations and Financial Condition.

On May 17, 2021, The ExOne Company (the “Company”) issued a press release relating to its 2021 first quarter financial results. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 2.02 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 12, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) solely by means of remote communication, in a virtual format.  Holders of a total of 15,826,047 shares of Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 71.70% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

The final voting results on the matters considered at the Annual Meeting are provided below.

Proposal 1:  The individuals listed below were elected as directors to hold office for a one-year term expiring at the 2022 Annual Meeting of Stockholders.

Director Name	For	Against	Abstained*	Broker Non-Votes*	Percentage of Votes Cast in Favor of Total Votes Cast
S. Kent Rockwell	7,276,586	405,121	9,763	8,134,577	94.73%
Paul A. Camuti	7,611,572	42,365	37,533	8,134,577	99.45%
John F. Hartner	7,539,126	114,512	37,832	8,134,577	98.50%
John Irvin	7,240,278	441,990	9,202	8,134,577	94.25%
Gregory F. Pashke	6,815,768	865,984	9,718	8,134,577	88.73%
William F. Strome	6,687,209	995,118	9,143	8,134,577	87.05%
Roger W. Thiltgen	6,821,015	861,116	9,339	8,134,577	88.79%
Bonnie K. Wachtel	7,612,294	70,057	9,119	8,134,577	99.09%

* Abstentions and broker non-votes are not counted in determining the number of votes with respect to Proposal 1 and, therefore, did not affect the outcome of the voting on Proposal 1.

Proposal 2:  Schneider Downs & Co., Inc. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For: 15,307,943
Against: 108,208
Abstained**: 409,896
Broker Non-Votes**: 0
Percentage of Votes Cast in Favor of Total Shares Represented at Meeting: 96.73%

**Abstentions are counted towards the vote total for Proposal 2 and have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they did not affect the outcome of the voting on Proposal 2.

Proposal 3:  The amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause, was not approved, as it did not receive the vote of at least 75% of the voting power of all outstanding shares of the Company’s common stock.

For: 7,661,107
Against: 17,969
Abstained***: 12,394
Broker Non-Votes***: 8,134,577
Percentage of Votes Cast in Favor of Total Common Shares Outstanding: 34.71%

***Abstentions and broker non-votes are counted towards the vote total for Proposal 3 and have the same effect as “Against” votes.

Proposal 4:  The compensation paid to the Company’s named executive officers in 2020 was approved on a non-binding advisory basis.

For: 7,553,343
Against: 108,506
Abstained****: 29,621
Broker Non-Votes****: 8,134,577
Percentage of Votes Cast in Favor of Total Shares Represented at Meeting: 98.20%

****Abstentions are counted towards the vote total for Proposal 4 and have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they did not affect the outcome of the voting on Proposal 4.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated May 17, 2021 titled “The ExOne Company Reports First Quarter 2021 Results”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

May 17, 2021	/s/ Douglas D. Zemba
(Date)	Douglas D. Zemba Chief Financial Officer